EXHIBIT 16.1

February 23, 2015

U.S. Securities and Exchange Commission

100 F Street NE

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of the current report on Form 8-K dated February 23, 2015 of Integrated Environmental Technologies, Ltd. and are in agreement with the statements in the paragraphs within that Item as they relate to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ L.L. Bradford & Company, LLC

 Leawood, Kansas